Exhibit 99.1

Susquehanna Bancshares, Inc. Reduces Quarterly Dividend

LITITZ, Pa.--(BUSINESS WIRE)--April 15, 2009--The board of directors of Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ:SUSQ) has declared a second quarter dividend of $0.05 per common share, a reduction from the first-quarter dividend, which was $0.26 per share. The dividend is payable on May 20, 2009 to shareholders of record May 1, 2009.

“Our board made the decision to reduce our quarterly dividend after long and careful consideration,” said William J. Reuter, Chairman and Chief Executive Officer. “Susquehanna is well capitalized, and we believe this is a prudent step to ensure that we maintain our strong position during the current economic downturn. Reducing the quarterly dividend from $0.26 to $0.05 will enable us to retain $18 million in additional capital quarterly. This capital will enhance our capacity to grow our loan portfolio and respond to the needs of qualified borrowers in our communities. In addition, it will provide a stronger capital cushion in light of continuing uncertainty in the economy.”

“We recognize the importance of dividends to our shareholders, as demonstrated by the fact that we increased our dividend each year from Susquehanna Bancshares’ founding in 1982 through 2007,” Reuter continued. “With this track record of annual increases, the decision to decrease the dividend was not an easy one. However, it is consistent with our objective to manage the company in the best long-term interests of our shareholders.”

“Our board will regularly review the dividend, with the expectation that it can return to a more normalized rate when the economy stabilizes,” Reuter said.

Susquehanna expects to release first quarter 2009 earnings on April 22, 2009. The press release will be posted under “News” in the Investor Relations section of Susquehanna’s Web site at www.susquehanna.net on the same date. Susquehanna also announced it will broadcast its first quarter 2009 conference call over the Internet on April 23, 2009, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2009 results and may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the first quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 230 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $5 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statement regarding Susquehanna’s expected uses for the capital retained as a result of the reduced dividend and Susquehanna expectations regarding future changes to the dividend. These statements are subject to certain risks and uncertainties including risks relating to Susquehanna’s ability to find qualified borrowers, changes in consumer confidence, changes in the general economic climate, unforeseen action taken by regulators and the other risks set forth in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

CONTACT:
MEDIA:
Susquehanna Bancshares, Inc.
Stephen Trapnell
Corporate Communications Manager
717-625-6548
communications@susquehanna.net
or
INVESTOR RELATIONS:
Susquehanna Bancshares, Inc.
Abram G. Koser
Vice President Investor Relations
717-625-6305
ir@susquehanna.net